Exhibit 10.3

DEPOSIT ACCOUNT CONTROL AGREEMENT AND ACKNOWLEDGMENT OF SECURITY INTEREST

Deposit Account Holder: Real Goods Solar, Inc._________		Secured Party:
Address:	833 West South Boulder Road	Address:
Louisville, CO 80027

NOTICE TO BANK OF HAWAII

TO:	Bank of Hawaii	DATE
130 Merchant Street, 17th Floor
Honolulu, HI 96813

RE:	Deposit Account Holder:	Real Goods Solar, Inc.

Bank Institution:	Bank of Hawaii

Dear Madam or Sir:

This is to notify Bank of Hawaii (the “Bank”) that, pursuant to a Senior Secured Convertible Note issued by Deposit Account Holder(s) identified above (individually and collectively, the “Owner”), the secured party identified above (the “Secured Party”) has been granted a security interest in the deposit accounts described as follows:

(a)	☒	The following deposit account(s), corresponding to the applicable account numbers, including all cash balances credited to the account(s) and all interest paid on the account(s) numbers (collectively, the “Account”) maintained by the Bank in the name of the Owner, as evidenced by the attached Account statement(s) issued by the Bank in the ordinary course of its business:

Type of Deposit Account	Deposit Account Number	Bank Branch

(b)	☐	Transaction Exceptions (attach additional sheet, if necessary):	N/A

.

The Bank is hereby notified of the Secured Party’s security interest, and the provisions of the Control Agreement, including the provision that funds in the Account, including any interest accrued thereon, is not to be paid to anyone other than to the Secured Party, unless specified above in Section (b) and/or the Bank receives prior written instructions regarding payment from the Secured Party. This pledge will remain in full force and effect until terminated pursuant to the terms and conditions of the Control Agreement below and on the following page of this notice. By signing below, the Bank acknowledges receipt of this notice and the Bank’s agreement to the terms and conditions of the Control Agreement. This notice is dated as of the date written above.

The Owner and the Secured Party each agrees to all of the additional terms and conditions of the Control Agreement on the following page of this notice.

Owner Authorization	Secured Party:
REAL GOODS SOLAR, INC.
By:

By	By
Name:		Name:
Title:		Title:

CONTROL AGREEMENT AND ACKNOWLEDGMENT OF PLEDGE AND SECURITY INTEREST

By signing this Control Agreement and Acknowledgment of Security Interest (this “Agreement”), the Bank acknowledges receipt of the above notice of the Secured Party’s security interest in the Account, and will mark its records accordingly to indicate the pledge of, and the Secured Party’s security interest in, the Account. By signing below, the Bank represents to the Secured Party that, in the ordinary course of the Bank’s business, the Bank is a depository institution insured by the Federal Deposit Insurance Corporation, and regularly maintains deposit accounts in the name of its customers. The Bank also agrees to all of the additional terms and conditions of the Control Agreement on the following page of this notice.

SEE THE FOLLOWING PAGE FOR ADDITIONAL CONTROL AGREEMENT TERMS AND CONDITIONS

RETURN TO:

BANK OF HAWAII		(Bank)

By:
(Authorized Signer)

Distribution: Original: Bank; Duplicate: Secured Party; Triplicate: Relationship Officer; Quadruplicate: Account Owner

ADDITIONAL CONTROL AGREEMENT TERMS AND CONDITIONS

1.          Control by Secured Party. Notwithstanding any other Account agreement between the Owner and the Bank, the Bank agrees to comply with the Secured Party’s instructions as to the Account, including but not limited to the withdrawal or disposition of funds credited to the Account, all without the further consent of the Owner. The Bank shall rely upon the Secured Party’s instructions even if the Secured Party’s instructions are contrary to the terms of the Account agreement or contrary to any instructions or demands that the Owner may give to the Bank.

2.          Customer’s Rights in Account. The Bank will not permit the withdrawal or other disposition of any funds in the Account by the Owner without the Secured Party’s written consent. In no event shall the Bank permit the Owner to change the ownership of the Account or close the Account without the Secured Party’s prior written consent. The Secured Party’s power under this Agreement to provide the Bank with instructions pursuant to Section 1 above includes, without limitation, the power to submit stop payment orders for any checks, electronic transfers and other items being presented to the Bank by any means for payment from the Account. The Owner confirms that the Bank shall comply with the instructions from the Secured Party even if the result of following such instructions from the Secured Party results in the Bank’s dishonoring of items presented for payment from the Account.

3.          [RESERVED].1

4.          Priority of the Secured Party’s Security Interest; Rights Reserved by the Bank. The Bank subordinates in favor of the Secured Party any security interest, lien, encumbrance, claim, or right of recoupment or setoff it may have, now and in the future, against the Owner’s interest in and to the Account, except that the Bank may debit the Account, from time to time, for any of the Bank’s usual and customary charges for services rendered in connection with the Account and for the reversal of provisional credits to the Account.

5.          Statements; Account Renewal. The Bank will send copies of all Account statements to the Owner and to the Secured Party at the addresses set forth on the first page of this Agreement. The Owner hereby authorizes the Bank to provide any additional information relating to the Account to the Secured Party upon the Secured Party’s request without the Owner’s further consent. If the Account is a time deposit account, the Bank may act upon the renewal term instructions of the Owner, as long as, the Owner’s instructions are for the renewal of the Account, renewal term is not longer than the original term, and the instructions do not contradict any of Secured Party’s prior instructions or the terms of this Agreement.

6.          Adverse Claims and Interests. The Bank represents to the Secured Party that the Bank has not received notice of any security interest, lien, encumbrance or other claim to the Account from any other person and has not entered into, and agrees with the Secured Party that it will not enter into, any agreement with any other person under which the Bank is obligated to comply with instructions from such other person as to the disposition of funds from the Account or other dealings with the Account. The Bank will promptly notify the Secured Party if any other person claims that it has a security interest or other property interest in the Account.

7.          Returned Items; Costs. If the Account is a checking or other transaction account, the Owner and the Secured Party understand and agree that the Bank will pay returned items by debiting the Account. The Owner agrees to pay the amount of any returned item immediately upon demand by the Bank. The Owner will be responsible for the Bank’s customary charges and for the repayment of any checks, drafts or other orders for the payment of funds deposited into the Account that are returned unpaid for any reason.

8.          Indemnity. The Owner will indemnify the Bank, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this Agreement, except to the extent the claims, liabilities, or expenses are caused by the Bank’s gross negligence or willful misconduct.

9.          Termination; Survival. The Secured Party may terminate this Agreement by written notice to the Bank and the Owner. The Bank may terminate this Agreement upon thirty (30) days’ prior written notice to the Secured Party and the Owner. The Owner may not terminate this Agreement, except with the written consent of the Secured Party.

10.         Jury Trial Waiver. The Bank, the Secured Party and the Owner hereby waive trial by jury in any action, proceeding, claim, or counterclaim, whether in contract or tort, at law or in equity, arising out of or in any way related to this Agreement.

11.         Entire Agreement; Account Agreement. This Agreement is the entire agreement among the parties regarding the subject matter hereof and supersedes any prior agreements and contemporaneous oral agreements of the parties concerning its subject matter. In the event of any conflict between this Agreement and any other agreement between the Bank and the Owner relating to the Account, the terms of this Agreement will control.

12.         Amendment; Severability; Notices. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the Owner, the Secured Party and the Bank. A notice or other communication to a party under this Agreement will be in writing and will be sent to the party’s address set forth below or to such other address as the party may notify the other parties and, except as otherwise expressly provided for herein, will be effective on receipt. To the extent that the Bank is precluded from making demand or giving notice hereunder by reason of the commencement of a bankruptcy or similar proceeding, then such demand or notice shall be deemed to have been made or given at the commencement of such proceeding.

13.         Relations of Parties; Successors and Assigns. Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Owner, the Secured Party and the Bank. The provisions of this Agreement shall be binding upon and inure to the benefit of the Bank, the Secured Party and the Owner and their respective successors and assigns.

14.         Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one instrument.

15.         Governing Law. The Bank represents and warrants to the Secured Party that the Account agreement between the Bank and the Owner relating to the establishment and general operation of the Account is governed by the laws of Hawaii. The Bank will not, without the Secured Party’s prior written consent, amend the Account agreement so that the Account is governed by the law of another jurisdiction. This Agreement will be governed by the laws of the State of Hawaii.

1 The references to the Notice of Exclusive Control are not applicable, since the Secured Party will have full dominion over the account at all times.

2